TOTAL RETURNS

3/31/97 ANNUALIZED TOTAL RETURN PERCENTAGES WITHOUT THE SALES LOAD:



                 Inception  1 year  3 year 5 year  10 year  Since
                 Date                                       Inception

FEDERATED        2/69       17.40%  20.13% 16.02%  12.02%   10.78%
AMERICAN LEADERS
FUND



Total return shown is for the Class A Shares and does not reflect the maximum 5.5% sales charge. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: 10.95%, 17.88%, 14.71%, 11.39% and 10.56% respectively.




                 Inception  1 year   3 year  5 year    10 year  Since
                 Date                                           inception

FEDERATED BOND    6/95      6.54%    na      na        na       6.83%
FUND -- A

FEDERATED BOND   5/87       6.51%    7.92%   8.96%     na       9.57%
FUND --F



Although the William Penn Quality Income Fund is expected to be merged into Class A Shares of Federated Bond Fund, performance is also shown for the Class F Shares to demonstrate the long term performance of the portfolio. Performance of the Class F Shares differs from that of the Class A Shares due to differences in charges and expenses.

The above performance does not reflect the Class A Shares' maximum 4.5% sales charge or the Class F Shares' maximum 1% sales charge or 1% contingent deferred sales charge applicable to shares redeemed within four years of purchase. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: Federated Bond Fund -A: 1.77%, na, na, na and 4.09% respectively; and Federated Bond Fund - F: 4.30%, 7.17%, 8.75%, na and
9.46% respectively.   Expenses for Federated Bond Fund were 1.05% for A  and
1.08% for F as  of 3/31/97.





                 Inception    1 year    3 year 5 year  10 year  Since
                 Date                                           inception

FEDERATED FUND   10/69        4.88%     6.06%  5.29%   7.31%    7.67%
FOR US
GOVERNMENT
SECURITIES



Total return shown is for the Class A Shares and does not reflect the maximum 4.5% sales charge. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: .12%, 4.46%, 4.33%, 6.82% and 7.49% respectively.




                 Inception   1 year   3 year  5 year   10 year   Since
                 Date                                            inception

FEDERATED        8/84        (0.75)%  3.04%   6.29%    5.28%     12.59%
INTERNATIONAL
EQUITY FUND



Total return shown is for the Class A Shares and does not reflect the maximum 5.5% sales charge. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: (6.22)%, 1.12%, 5.10%, 4.68% and 12.08% respectively.




                 Inception  1 year   3 year 5 year  10 year  Since
                 Date                                        inception

FEDERATED        10/90      6.20%    7.39%  7.25%   na       8.01%
PENNSYLVANIA
MUNI INCOME FUND



Total return shown is for the Class A Shares and does not reflect the maximum 4.5% sales charge. The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: 1.46%, 5.77%, 6.26%, na and 7.25%.


                 Inception   1 year  3 year 5 year  10 year   Since
                 Date                                         inception

FEDERATED NEW    12/92       6.10%   6.59%  na      na        6.38%
YORK MUNI INCOME
FUND



Total return shown is for the Class F Shares and does not reflect the maximum sales charge. The maximum sales charge for Federated New York Municipal Income
Fund is 1.00%.   The total returns including maximum sales charges for one, three, five, ten years and since inception would have been: 4.05%, 5.89%, na, na and 6.14% respectively. Federated New York Municipal Income Fund also imposes a contingent deferred sales charge of 1% on shares redeemed within four years of purchase.


Past performance does not guarantee future results. Investment return and principal value will fluctuate, so when shares are redeemed, they may be worth more or less than their original cost.


015708 (4/97)



              FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC.
                              Federated Investors
                           Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779
                                 (412) 288-1900


                                 April 10, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, N.W.
Washington, DC  20549

   RE: Federated Fund For U.S. Government Securities, Inc. (the ``Fund'')
       1933 Act File No. 333-23805
       1940 Act File No. 811-1890

Dear Sir or Madam:

     Pursuant to Regulation 14a-6 of the Securities Exchange Act of 1934 (the `1934 Act''), enclosed for filing electronically are additional proxy solicitation materials for the above-referenced Fund.

     The enclosed information is expected to be mailed to shareholders of U.S. Government Securities Income Portfolio, a portfolio of William Penn Interest Income Fund, on or about April 25, 1997 in connection with the Special Meeting of Shareholders to be held on May 29, 1997. The material is intended to supplement the definitive Prospectus/Proxy, Statement of Additional Information, and form of proxy of the Fund filed with the Commission on March 24, 1997.

     Please note that the enclosed information contains performance information regarding the Fund as of March 31, 1997, and will be used in lieu of the performance information as of December 31, 1996 that was filed with the Commission in the form of additional proxy materials pursuant to Regulation 14a-6 of the 1934 Act on April 8, 1997.

     Any questions or comments with respect to this filing may be directed to the undersigned at (412) 288-4827.
                                        Very truly yours,



                                        /s/ Jody L. Petras
                                        Jody L. Petras
                                        Senior Compliance Analyst


cc:  Byron Bowman
     Matthew Hardin


Enclosures